Exhibit 99.1

FARO® Announces Planned Succession of Founder and CEO,
Dr. Simon Raab, Following 36 Years of Service

Lake Mary, FL, January 10, 2019 - FARO® (NASDAQ: FARO), the world’s most trusted source for 3D measurement and imaging solutions for 3D manufacturing, construction BIM, 3D design, public safety forensics and photonics applications, today announced that Dr. Simon Raab plans to retire as President and Chief Executive Officer and as a member of the Board of Directors. Dr. Raab will remain in his current role as President and CEO and as a member of the Board of Directors until a successor is appointed. Dr. Raab has served as FARO’s President and CEO since December 2015 and previously served as its Chief Executive Officer from its inception in 1982 until January 2006 and has been the Company’s Chairman since its inception.

“We are profoundly grateful to Simon for his unrelenting dedication and passion to building FARO into the technology leader in 3D measurement and imaging solutions,” stated John Donofrio, the Company’s Lead Director. “The Company’s Board of Directors has initiated a comprehensive search to identify a new President and Chief Executive Officer. On behalf of FARO and its shareholders, we wish to thank Simon for his decades of service, dedication and commitment to disruptive innovation he has provided to the Company. Over the past three years, under Simon’s leadership, the Company has successfully executed a complete reorganization that aligned FARO’s business by global vertical market segment, modernized the efficiency of our sales processes and other functional areas, accelerated and streamlined R&D to attain a sustained drumbeat of new and enhanced product introductions, increased acquisition activity to further build out our product portfolio and technological capabilities, and invested in expanding our renowned global direct sales force. Those initiatives resulted in sustained double-digit sales growth performance and improved gross margin performance.”

“FARO has been my lifetime’s work and today is a global leader in 3D measurement,” stated Dr. Raab. “During the last three years I have made every effort to re-invigorate every part of FARO’s technical and operational structure, including the institutionalizing of entrepreneurial behavior. I am deeply honored to have served our shareholders, employees and thousands of customers in this grand effort and I will continue to enthusiastically lead to ensure a successful transition to a new generation of leadership.”

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About FARO
FARO is the world’s most trusted source for 3D measurement, imaging and realization technology. The Company develops and markets computer-aided measurement and imaging devices and software for the following vertical markets:

•	3D Factory - High-precision 3D measurement, imaging and comparison of parts and complex structures within production and quality assurance processes

•	Construction BIM - 3D capture of as-built construction projects and factories to document complex structures and perform quality control, planning and preservation

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Public Safety Forensics - Capture and analysis of on-site real-world data to investigate crash, crime and fire, plan security activities and provide virtual reality training for public safety personnel

•	3D Design - Capture and edit part geometries or environments for design purposes in product development, computer graphics and dental and medical applications

•	Photonics - Develop and market galvanometer-based laser measurement products and solutions

FARO’s global headquarters is located in Lake Mary, Florida.   The Company's European regional headquarters is located in Stuttgart, Germany and its Asia-Pacific regional headquarters is located in Singapore. FARO has other offices in the United States, Canada, Mexico, Brazil, Germany, the United Kingdom, France, Spain, Italy, Poland, Turkey, the Netherlands, Switzerland, India, China, Malaysia, Thailand, South Korea, Japan, and Australia.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for and customer acceptance of FARO’s products, and FARO’s product development and product launches. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	the Company’s ability to successfully complete the Chief Executive Officer transition or the loss of other key personnel;

•	the development by others of new or improved products, processes or technologies that make the Company’s products less competitive or obsolete;

•	the Company’s inability to maintain its technological advantage by developing new products and enhancing its existing products;

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declines or other adverse changes, or lack of improvement, in industries that the Company serves or the domestic and international economies in the regions of the world where the Company operates and other general economic, business, and financial conditions; and

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other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and in Part II, Item 1A. Risk Factors in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

More information is available at http://www.faro.com